Syms Corp Engages Cushman & Wakefield

Secaucus, NJ – July 20, 2011 – Syms Corp. (NASDAQ: SYMS) announced today that its Board of Directors has engaged the services of Cushman & Wakefield, the global commercial real estate advisory firm, to work with Rothschild and advise the board as the company explores and evaluates various potential strategic alternatives.

There is no defined timeline for this strategic review and there can be no assurance that the review of strategic alternatives will result in any specific action or transaction.

Forward-Looking Statements

Certain information in this press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to Syms Corp and its subsidiaries that are based on the beliefs of Syms’ management, as well as assumptions made by and information currently available to Syms’ management. When used in this press release, the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan” and similar expressions as they relate to Syms Corp and its subsidiaries, identify forward-looking statements. Such statements reflect the current views of Syms Corp with respect to future events, the outcome of which is subject to certain risks, including, among others, general economic and market conditions, decreased consumer demand for Syms’ and Filene’s Basement’s products, possible disruptions in Syms’ computer or telephone systems, possible work stoppages or increase in labor costs, effects of competition, the impact of integrating Filene’s Basement’s business and Syms Corp’s existing business, possible disruptions or delays in the opening of new stores or inability to obtain suitable sites for new stores, higher than anticipated store closings or relocation costs, higher interest rates and borrowing costs, unanticipated increases in merchandise or occupancy costs, and other factors which may be outside the control of Syms Corp. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Syms Corp or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.

Contact: Davia Temin, Temin and Company, 212-588-8788.